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                                VOTING AGREEMENT


         THIS VOTING AGREEMENT (this "Agreement") is made as of the 7th day of September, 2000 by and between SAFLINK Corporation, a Delaware corporation ("Company"), and the person or entity whose name appears on the signature page hereto ("Stockholder");

         WHEREAS, Stockholder owns the number of shares of Company's capital stock, set forth on the signature page hereto (all of such shares now owned and which may hereafter be acquired by Stockholder from any source prior to the termination of this Agreement, the "Company Shares");

         WHEREAS, Jotter Technologies Inc. ("Jotter") and the Company have entered into that certain Agreement and Plan of Reorganization among Jotter, the Company and certain shareholders of Jotter of even date herewith (the "Merger Agreement") pursuant to which a subsidiary of the Company ("Merger Subsidiary") will be merged with and into Jotter (the "Merger") (capitalized terms used and not defined herein have the respective meaning ascribed to them in the Merger Agreement); and

         WHEREAS, as an inducement and a condition to entering into the Merger Agreement, Company has required that Stockholder agree, and Stockholder has agreed, to enter into this Agreement.

         NOW THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

         1. Definitions. For purposes of this Agreement, "Person" shall mean an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity. "Beneficial ownership," "beneficially own" and similar terms shall refer to beneficial ownership within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended, and Rule 13 d-3 thereunder.

         2. Provisions Concerning the Company Shares. During the period commencing on the date hereof and continuing until the first to occur of the Effective Time or termination of the Merger Agreement in accordance with its terms, Stockholder agrees that Stockholder shall, at any meeting of the holders of Company Shares, however called, or in connection with any written consent of the holders of Company Shares, vote (or cause to be voted) the Company Shares (if any) then held of record or beneficially owned by such Stockholder, (a) in favor of the Merger, the execution and delivery by Company of the Merger Agreement and the Plan of Merger and the approval of the terms thereof and each other action contemplated by the Merger Agreement and any actions required in furtherance thereof, (b) against any action or agreement that would result in a breach in any material respect of any covenant, representation or warranty of Company under the Merger Agreement, (c) in favor of the adoption of a new Stock Option Plan of the Company ("Plan"), (d) in favor of amending the Company's Certificate of Incorporation to increase the Company's authorized common stock to 100,000,000 shares ("Amendment of Certificate"), and (e) in favor of each other action contemplated by this Agreement and any actions required in furtherance hereof. Stockholder agrees not to enter into


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any agreement or understanding with any Person the effect of which would be inconsistent or violative of the provisions and agreements contained in this
Section 2.

         3. Covenants, Representations and Warranties of Stockholder. Stockholder hereby represents and warrants to and agrees with the Company as follows:

                  (a) Ownership of Company Shares. Stockholder is the record and beneficial owner of the Company Shares set forth on the signature page hereto. On the date hereof, Stockholder's Company Shares constitute all of the capital stock of Company that Stockholder has the right to vote with respect to the transactions contemplated by the Merger Agreement and with respect to the adoption of the Plan and Amendment of Certificate. Stockholder has sole voting power and sole power to issue instructions with respect to the matters set forth in Section 2 hereof, sole power of disposition, sole power of conversion, sole power to demand dissenter's rights and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of Stockholder's Company Shares, with no limitations, qualifications or restrictions on such rights, subject to applicable securities laws and the terms of this Agreement.

                  (b) Power; Binding Agreement. Stockholder has the legal capacity, power and authority to enter into and perform all of its obligations under this Agreement. The execution, delivery and performance of this Agreement by Stockholder will not violate any other agreement to which the Stockholder is a party including, without limitation, any voting agreement, proxy arrangement, pledge agreement, shareholders' agreement or voting trust. This Agreement has been duly and validly executed and delivered by Stockholder and constitutes a valid and binding agreement of Stockholder, enforceable against Stockholder in accordance with its terms. There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which Stockholder is a trustee whose consent is required for the execution and delivery of this Agreement or the consummation by Stockholder of the transactions contemplated hereby.

                  (c) No Conflicts. None of the execution and delivery of this Agreement by Stockholder, the consummation by Stockholder of the actions contemplated hereby or compliance by Stockholder with any of the provisions hereof will (i) conflict with or result in any breach of any applicable organizational documents applicable to Stockholder, (ii) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, modification or acceleration (herein collectively, a "Default")) under any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which Stockholder is a party or by which Stockholder or any of its properties or assets may be bound, (iii) violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to Stockholder or any of its properties or assets or (iv) require any filing with, authorization, consent or approval of (herein collectively, a "Consent"), any state or federal authority; which Default or violation or the failure to obtain any Consent, in the case of clauses (ii),
         (iii) and (iv) above, would have a material adverse effect on the ability of Stockholder to perform Stockholder's obligations hereunder.



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                  (d) No Voting Agreements. Except as permitted by this
         Agreement, the Company Shares of Stockholder and the certificates representing such Company Shares are now, and at all times during the term hereof will be, held by Stockholder, or by a nominee or custodian for the benefit of Stockholder, free and clear of all proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances limiting or granting to any other person the right to vote the Company Shares, except for any such encumbrances or proxies arising hereunder.

                  (e) No Solicitation. Stockholder shall not, directly or indirectly, solicit (including by way of furnishing information), initiate, facilitate or respond to any inquiries or the making of any proposal or offer by any Person (other than the Company or any affiliate of the Company) concerning any merger, consolidation, business combination, tender offer, exchange offer, sale of assets, sale of Company Shares or capital stock or debt securities or similar transactions involving Company (or any subsidiary, division or operating or principal business unit of Company), or enter into any agreement, arrangement or understanding with respect to such a transaction. Stockholder further agrees that, if Stockholder receives any such inquiry or proposal, then Stockholder shall promptly inform the Company of the existence thereof and the nature of the inquiry or terms of the proposal, in each case in reasonable detail; and Stockholder will immediately cease (and will ensure that his or her Representatives cease) and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing.

                  (f) Non-Interference. Stockholder shall not, directly or indirectly, take any action that would make any representation or warranty of Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling Stockholder from performing its obligations under this Agreement.

                  (g) Reliance by the Company. Stockholder understands and acknowledges that the Company is entering into the Merger Agreement upon Stockholder's execution and delivery of this Agreement.

                  (h) Waiver of Appraisal Rights. Stockholder hereby irrevocably and unconditionally waives, and agrees to cause to be waived and to prevent the exercise of, any rights of appraisal, any dissenter's rights and any similar rights relating to the Merger or any related transaction that Stockholder or any other Person may have by virtue of Stockholder's beneficial or record ownership of any shares of Company capital stock.

         4. Covenants, Representations and Warranties of the Company. The Company hereby represents and warrants to each Stockholder as follows:

                  (a) Power; Binding Agreement. The Company has the corporate power and authority to enter into and perform all of its obligations under this Agreement. The execution, delivery and performance of this Agreement by the Company will not violate any other agreement to which it is a party. This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.



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                  (b) No Conflicts. None of the execution and delivery of this
         Agreement by the Company, the consummation by the Company of the transactions contemplated hereby or compliance by the Company with any of the provisions hereof shall (i) conflict with or result in any breach of any applicable organizational documents applicable to the Company, (ii) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which the Company is a party or by which the Company or any of its properties or assets may be bound, (iii) violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to the Company or any of its properties or assets or (iv) require any filing with, authorization, consent or approval of, any state or federal authority, except as set forth in the Merger Agreement.

         5. Further Assurances. From time to time, at the Company's request and without further consideration, Stockholder shall execute and deliver such additional documents and take all such further lawful action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

         6. Stop Transfer. Stockholder agrees that it shall not request that Company or any other Person register the transfer (by book-entry or otherwise) of any certificate or uncertificated interest representing any of Stockholder's Company Shares, unless such transfer is made in compliance with this Agreement and unless the transferee agrees in writing, in form and substance satisfactory to the Company, to be bound by the provisions hereof for the benefit of the Company.

         7. Termination. This Agreement shall terminate upon the earlier to occur of (a) the termination of the Merger Agreement in accordance with its terms, (b) the written agreement of the parties hereto to terminate this Agreement, or (c) the Effective Time of the Merger.

         8. Confidentiality. Stockholder recognizes that successful consummation of the transactions contemplated by this Agreement may be dependent upon confidentiality with respect to the matters referred to herein. In this connection, pending public disclosure thereof, each Stockholder agrees that Stockholder shall not, and Stockholder shall use its best efforts to cause its Representatives not to, disclose or discuss such matters with anyone not a party to this Agreement (other than Stockholder's Representatives, if any) without the prior written consent of the Company, except for disclosures which Stockholder's counsel advises are necessary in order to fulfill Stockholder's obligations imposed by law, in which event Stockholder shall give prior notice of such disclosure to the Company as promptly as practicable and in any event prior to the time any such disclosure is made.

         9. Miscellaneous.

                  (a) Entire Agreement. Except as otherwise provided herein or in the Merger Agreement, this Agreement contains the entire understanding of the parties with respect to the



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         matters covered herein and supersedes all prior agreements and understandings, written or oral, between the parties relating to the subject matter hereof.

                  (b) Binding Agreement. This Agreement and the obligations hereunder shall attach to the Company Shares and shall be binding upon any Person to which record or beneficial ownership of such Company Shares shall pass, whether by operation of law or otherwise. Notwithstanding any transfer of Company Shares, the transferor shall remain liable for the performance of all obligations under this Agreement of the transferor.

                  (c) Assignment. This Agreement shall not be assignable by operation of law or otherwise without the prior written consent of the other parties, provided that the Company may assign, in its sole discretion, its rights and obligations hereunder to any wholly-owned direct or indirect subsidiary of the Company.

                  (d) Amendments, Waivers, Etc. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by the parties hereto.

                  (e) Notices. Unless otherwise provided, any notice, request, demand or other communication required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified, or when sent by telecopier (with receipt confirmed), or overnight courier service, or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed as follows (or at such other address as a party may designate by notice to the other):

                  If to the Company:

                                            SAFLINK Corporation
                                            18650 N.E. 67th Court
                                            Suite 210
                                            Redmond, WA 98052
                                            Attention:  Chief Financial Officer
                                            Telecopier: (425) 497-1778

                  with a copy to:

                                            Baker & McKenzie
                                            815 Connecticut Avenue, N.W.
                                            Washington, D.C. 20006
                                            Attention: Thomas J. Egan, Jr., Esq.
                                            Telecopier: (202) 452-7074

                  If to the Stockholder, to the address set forth on the signature page hereto.

                  (f) Severability. If one or more provisions of this Agreement are held to be unenforceable, invalid or void by a court of competent jurisdiction, such provision shall be



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         excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

                  (g) Specific Performance. Each of the parties hereto recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the other party to sustain damages for which it would not have an adequate remedy at law for money damages, and, therefore, in the event of any such breach, the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

                  (h) Remedies Cumulative. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any right, power or remedy by any party shall not preclude the simultaneous or later exercise of any other right, power or remedy by such party.

                  (i) No Waiver. The observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the party against whom such waiver is sought to be enforced. No waiver by either party of any default with respect to any provision, condition or requirement hereof shall be deemed to be a continuing waiver in the future thereof or a waiver of any other provision, condition or requirement hereof; nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

                  (j) No Third Party Beneficiaries. This Agreement is not intended to be for the benefit of, and shall not be enforceable by, any Person that is not a party hereto.

                  (k) Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

                  (l) Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. Any reference in this Agreement to a statutory provision or rule or regulation promulgated thereunder shall be deemed to include any similar successor statutory provision or rule or regulation promulgated thereunder.

                  (m) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.




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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                 SAFLINK CORPORATION

                                 By:       /s/  James W. Shepperd

                                 Name:          James W. Shepperd
                                 Title:     Chief Financial Officer



                                 RMS LIMITED PARTNERSHIP

                                 By:         /s/  Richard W. Baker

                                 Name:            Richard W. Baker
                                 Title:      Secretary and Treasurer of
                                                Crystal Diamond, Inc.
                                           General Partner to RMS Limited
                                                    Partnership


                                 Address:


                                 Shares Beneficially Owned (indicate class or series of stock and manner held, if not record owner):



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